Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	NBT Bancorp Inc.	Alliance Financial Corporation
	Martin Dietrich	Jack H. Webb
	President and CEO	President and CEO
	607.337.6119	315.475.6703

	Michael J. Chewens	J. Daniel Mohr
	Chief Financial Officer	Chief Financial Officer
	607.337.6520	315.475.4478

NBT BANCORP INC., ALLIANCE FINANCIAL CORPORATION

ENTER INTO MERGER AGREEMENT

NORWICH, N.Y. AND SYRACUSE, N.Y. (October 8, 2012) – NBT Bancorp Inc. (NBT) (NasdaqGS: NBTB) and Alliance Financial Corporation (Alliance) (NasdaqGS: ALNC) announced today that they have entered into a definitive agreement under which Alliance will merge with and into NBT. The merger is valued at approximately $233.4 million and is expected to close in the second quarter of 2013 subject to customary closing conditions, including receipt of regulatory approvals and approvals by NBT and Alliance stockholders.

NBT is headquartered in Norwich, N.Y. and had assets of $6.0 billion as of June 30, 2012. Its primary subsidiary, NBT Bank, N.A., is a nationally-chartered community bank with a network of over 135 banking locations in five states, including New York, Pennsylvania, Vermont, Massachusetts and New Hampshire. Alliance is headquartered in Syracuse, N.Y. Its primary subsidiary, Alliance Bank, N.A., is a nationally-chartered community bank with 28 banking locations in central New York.

The merger, approved unanimously by the boards of directors of both companies, further broadens NBT’s footprint into demographically attractive and contiguous markets located in the New York counties of Cortland, Madison, Oneida, Onondaga and Oswego. It will also provide NBT with the addition of $1.4 billion in assets, including $890 million in net loans held for investment, and $1.1 billion in deposits.

Under the terms of the merger agreement, each outstanding share of Alliance common stock will be converted into the right to receive 2.1779 shares of NBT common stock upon completion of the merger. The transaction is valued at $48.00 per Alliance share based on NBT’s average closing stock price of $22.04 for the five-day trading period ending on October 5, 2012.

NBT and Alliance both trace their roots in central New York community banking back over 150 years and remain committed to this approach to providing financial services today. NBT President and CEO Martin Dietrich said, “This agreement represents an exciting opportunity for our banks to come together and leverage our shared commitment to our customers and communities, creating an even stronger locally-focused bank to serve central New York and thereby enhance stockholder value.”

“We believe this combination will create significant value for Alliance shareholders, both immediately and longer term,” said Jack H. Webb, current Chairman, President and Chief Executive Officer of Alliance. “Furthermore, we’re confident that the banking philosophy shared by NBT and Alliance will ensure that our customers will continue to receive high-quality service from a bank that thinks and acts locally.”

Dietrich also noted that this extension of NBT Bank’s footprint into the greater Syracuse area is a great complement to NBT Bank’s existing network of banking locations in upstate New York, which includes 97 branches. “We have an experienced conversion team in place that will work closely with Alliance representatives to minimize the impact to customers and facilitate a smooth conversion to NBT Bank.”

Following the completion of the merger, Alliance Bank offices will become NBT Bank locations. Webb will join the NBT Board of Directors and become a member of the NBT Executive Management Team as Executive Vice President, Strategic Support. In addition, the NBT Board will be expanded to include two other current members of the Alliance Board.

Ambassador Financial Group serves as financial advisor to NBT, and Keefe, Bruyette & Woods, Inc. serves as the financial advisor to Alliance. Goodwin Procter LLP serves as outside legal counsel to NBT, while Hogan Lovells US LLP serves as outside legal counsel to Alliance.

Investor Presentation and Media Inquiries

Investors and media representatives are encouraged to visit http://www.nbtbancorp.com/bncp/ to view a presentation regarding this transaction. Management contact information is included on this release and in the presentation for any questions.

Additional Information For Stockholders

NBT will be filing a registration statement on Form S-4 containing a joint proxy statement/prospectus and other documents regarding the proposed transaction with the SEC. NBT and Alliance stockholders and investors are urged to read the joint proxy statement/prospectus when it becomes available, because it will contain important information about NBT and Alliance and the proposed transaction. When available, copies of this joint proxy statement/prospectus will be mailed to stockholders. Copies of the joint proxy statement/prospectus also may be obtained free of charge at the SEC’s web site at http://www.sec.gov, or by directing a request to NBT Bancorp Inc., Attention – Shareholder Relations Department, 20 Mohawk Street, Canajoharie, New York 13317 or on its website at www.nbtbancorp.com, or to Alliance Financial Corporation, Attention – J. Daniel Mohr, 120 Madison Street, 18th Floor, Syracuse, New York 13202 or on its website at www.alliancefinancialcorporation.com. Copies of other documents filed by NBT or Alliance with the SEC may also be obtained free of charge at the SEC’s website or by directing a request to NBT or Alliance at the address provided above.

NBT and Alliance and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of NBT and Alliance in connection with the proposed merger. Information about the directors and executive officers of NBT is set forth in the proxy statement, dated March 30, 2012, for NBT’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Information about the directors and executive officers of Alliance is set forth in the proxy statement, dated April 6, 2012, for Alliance’s 2012 annual meeting of stockholders, as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus included in the Form S-4 when it becomes available.

This press release does not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities.

Corporate Overviews

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, N.Y., with total assets of $6.0 billion at June 30, 2012. The company primarily operates through NBT Bank, N.A., a full-service community bank with three divisions, and through two financial services companies. NBT Bank, N.A. has 137 locations, including 97 NBT Bank offices in upstate New York, northwestern Vermont and western Massachusetts, 35 Pennstar Bank offices in northeastern Pennsylvania, and 5 Hampshire First Bank offices in southern New Hampshire. EPIC Advisors, Inc., based in Rochester, N.Y., is a full-service 401(k) plan recordkeeping firm. Mang Insurance Agency, LLC, based in Norwich, N.Y., is a full-service insurance agency.

Alliance Financial Corporation is a financial holding company with Alliance Bank, N.A. as its principal subsidiary that provides retail, commercial and municipal banking, and trust and investment services through 28 offices in Cortland, Madison, Oneida, Onondaga and Oswego counties. Alliance also operates an investment management administration center in Buffalo, N.Y. and an equipment lease financing company, Alliance Leasing, Inc.

Forward-Looking Statements

This news release contains forward-looking statements. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of the management of NBT and Alliance and their subsidiaries and on the information available to their management at the time that these statements were made. There are a number of factors, many of which are beyond the control of NBT and Alliance, that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) the parties may fail to satisfy the conditions to closing for the proposed merger in a timely manner or at all; (2) the Alliance or NBT stockholders may fail to approve the proposed merger; (3) the parties may fail to obtain the necessary governmental approvals or adverse regulatory conditions may be imposed in connection with such approvals; (4) the announcement and pendency of the transaction may result in disruption to the parties’ businesses; (5) NBT may encounter difficulties related to the integration of the businesses following the merger; (6) competitive pressures among depository and other financial institutions may increase significantly; (7) revenues may be lower than expected; (8) changes in the interest rate environment may reduce interest margins; (9) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit; (10) legislative or regulatory changes, including changes in accounting standards and tax laws, may adversely affect the businesses in which NBT and Alliance are engaged; (11) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than NBT and Alliance; (12) adverse changes that may occur in the securities markets or with respect to inflation; (13) political instability; (14) acts of war or terrorism; (15) natural disasters and (16) other risks and uncertainties disclosed from time to time in documents that NBT and Alliance file with the SEC. Forward-looking statements speak only as of the date they are made. Except as required by law, NBT and Alliance do not undertake to update forward-looking statements to reflect subsequent circumstances or events.

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